Exhibit 99.1

Pluristem Strengthens Business Strategy Company to Focus on Commercializing Cell Therapy Products

Haifa, Israel - March 6, 2005-- Pluristem Life Systems, Inc. (OTC BB:PLRS), a biotechnology company dedicated to the commercialization of cell therapy products, today announced that the Company is changing its business strategy. Instead of working towards the goal of licensing out the use of its proprietary bioreactor-enabling technology, the company plans to develop cell therapy products that can be marketed on a for-sale basis. The company expects its first products to be cell grafts that will provide an efficient and superior alternative to the standard procedure of bone marrow transplantation (BMT).

Zami Aberman, President & CEO stated, "My belief is that aiming towards marketing actual cell therapy products, rather than towards only developing the enabling tools for the production of cell products will provide Pluristem with added value. The market for cell-based products is enormous and only the tip of the iceberg has until now been uncovered."

The potential of the bone marrow transplantation market is currently estimated at an annual expenditures of $5 billion and the cardio-vascular market for cell-based products is estimated to exceed $30 billion, according to the published research of Fraunhofer institute, Karlsuhe, Germany dated April 2003

Pluristem's R&D program currently is focused on advancing the company's cell expansion technology which has the unique ability to mimic different naturally-occurring physiological environments.

"The development of an environment that mimics natural bone marrow environment is currently being pursued for application to the expansion of cord blood cells to be used in bone marrow transplants, " said Aberman. " We plan other developmental efforts towards the creation of additional cellular solutions to severe clinical problems. I’m sure this strategy change will benefit our share holders."

Pluristem's patented bioreactor technology has demonstrated unique expansion capabilities of two independent stem cell types: Mesenchymal, which are abundantly present in human adult tissues like fat or placenta and Hemopoietic. When propagated in Pluristem's spatially controlled environment without the use of supplemental cytokines and growth factors, these cells have a unique range of therapeutic promise that hold the potential to save millions of lives.

For more information visit our website at www.pluristem.com

Or contact Yossi Keret

Email: Yossi@pluristem.com

Phone: ++972-54-800-8404

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Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements". Those statements include statements regarding the intent, belief or current expectations of Pluristem Life Systems, Inc., and members of our management as well as the assumptions on which such statements are based. Forward-looking statements in this release include statements that include Pluristem’s intention to market actual cell therapy products, the size of the bone marrow transplantation market and the cardio-vascular market for cell-based products, our plan for developmental efforts towards the creation of additional cellular solutions to severe clinical problems, and that our methods have a unique range of therapeutic promise that hold the potential to save millions of lives. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able raise funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. For further risk factors see the Company’s latest 10-KSB filed with the SEC.